Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2016 FINANCIAL AND OPERATIONAL RESULTS

•	Reported first-quarter production of 531,000 barrels of oil equivalent (Boe) per day and pro forma production of 479,000 Boe per day, which excludes Egypt noncontrolling interest and tax barrels

•	Delivered North American Onshore production of 298,000 Boe per day, above first-quarter guidance of 290,000 to 295,000 Boe per day

•	Continued to achieve substantial well-cost savings in key North American Onshore plays; now 45 percent below the 2014 average cost

•	Invested $466 million of capital, below guidance of $500 to $550 million

•	Generated net cash from continuing operating activities of $276 million and adjusted EBITDA of $541 million

•	Raising full-year 2016 North American Onshore production guidance by 5,000 Boe to 268,000 to 278,000 Boe per day

HOUSTON, May 5, 2016 – Apache Corporation (NYSE, Nasdaq: APA) today announced its financial and operational results for the first quarter of 2016.

Apache reported a net loss of $489 million, or $1.29 per diluted common share, which included noncash, after-tax ceiling test write-downs of $325 million driven primarily by low commodity prices. When adjusted for these and certain additional items that impact the comparability of results, Apache’s first-quarter net loss totaled $152 million, or $0.40 per share. Net cash provided by continuing operating activities was approximately $276 million. Cash flow from continuing operations, before changes in operating assets and liabilities, was $435 million, and adjusted EBITDA was $541 million.

John J. Christmann IV, Apache’s chief executive officer and president, said, “Apache’s first-quarter performance was characterized by notable achievements in operations, drilling and further cost reductions. Despite a continued decline in our drilling activities, we delivered strong production results in North America Onshore. Results in the Permian Basin were particularly strong with solid performance from our base production and very good results from maintenance projects and new drilling. Our relentless focus on costs continues to yield significant results. In our North American Onshore key plays, drilling and completion costs are now down approximately 45 percent from 2014 levels.

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2016 FINANCIAL AND OPERATIONAL RESULTS

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“Our substantial well-cost reductions, coupled with the recent improvement in oil prices, have created a better investment environment. As we become more confident in the sustainability of higher oil prices and the resulting increase in cash flow relative to our $35-per-barrel plan, we will increase our capital investment program accordingly. The majority of any additional investment would most likely go to the Permian Basin.”

First-quarter operational highlights

During the first quarter, Apache averaged 24 operated rigs and drilled and completed 79 gross-operated wells worldwide. Highlights from Apache’s three principal areas include:

•	North America Onshore – The company averaged 10 rigs in North America Onshore and drilled and completed 47 gross-operated wells during the first quarter.

In the Permian Basin, production averaged 171,000 Boe per day, down 2 percent from the fourth quarter of 2015. Apache averaged six operated rigs and drilled and completed 32 gross-operated wells. This is down from 57 drilled and completed wells in the fourth quarter of 2015.

In the Delaware Basin, the company successfully drilled and completed five gross-operated wells primarily targeting the Bone Spring formations in the Pecos Bend area. During the quarter, Apache drilled its best well in the basin to date, the Seagull 103-HR, which delivered an impressive average 30-day, initial-production rate of nearly 2,800 Boe per day.

The company also drilled and completed 25 gross-operated wells during the quarter in the Midland Basin, Northwest Shelf and Central Basin Platform, achieving strong results from both the Wolfcamp and Yeso formations.

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2016 FINANCIAL AND OPERATIONAL RESULTS

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•	North Sea – Apache averaged four operated rigs and generated production of 70,000 Boe per day, a 2-percent decline from the fourth quarter of 2015. During the second half of the quarter, Apache brought four successful development wells online, which resulted in a strong production rebound in the month of April.

•	Egypt – Apache averaged 10 rigs during the quarter and maintained gross production of 353,000 Boe per day, which was essentially flat with the fourth quarter of 2015. Excluding noncontrolling interest and tax barrels, net production was up slightly from the fourth quarter to 103,000 Boe per day. Apache placed 23 wells on production and achieved a drilling success rate of 88 percent during the quarter.

2016 outlook

Following strong first-quarter results, the company is raising full-year 2016 North American Onshore production guidance to 268,000 to 278,000 Boe per day, up from initial guidance of 263,000 to 273,000 Boe per day set at the beginning of the year. Accordingly, Apache is also raising full-year 2016 total pro forma production guidance (excluding Egypt noncontrolling interest and tax barrels) by 5,000 Boe per day to 438,000 to 458,000 Boe per day.

Total capital investment during the quarter, excluding Egypt noncontrolling interest, was $466 million, which was below the company’s guidance of $500 to $550 million. Apache is reiterating full-year 2016 capital guidance of $1.4 billion to $1.8 billion.

As expected, the company ran a cash-flow deficit for the first quarter but anticipates a cash-flow surplus for the balance of the year. The company remains committed to cash-flow neutrality and ending the year with unchanged or lower net debt.

“Apache’s prudent approach during this downturn has allowed us to protect our financial

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2016 FINANCIAL AND OPERATIONAL RESULTS

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position, maintain appropriate debt levels, preserve our investment-grade credit rating, continue our dividend and refrain from issuing equity, which dilutes existing shareholders. Looking ahead, we will be patient, thoughtful and disciplined with regard to deploying incremental capital such that we continue to maximize full-cycle returns. Longer term, we have the financial capacity, high-quality drilling inventory and organizational infrastructure to deliver competitive growth rates and returns through the cycle,” concluded Christmann.

Conference call

Apache will host a conference call to discuss its first-quarter 2016 results at 1 p.m. Central time, Thursday, May 5. The conference call will be webcast from Apache’s website, www.apachecorp.com. The webcast replay will be archived on Apache’s website.

A replay of the conference call will be available for seven days following the call. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 13729891.

Sign up for email alerts to be reminded of the webcast at http://investor.apachecorp.com/alerts.cfm.

Additional information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDA, net debt, and cash flow from continuing operations before changes in operating assets and liabilities (non-GAAP financial measures) to GAAP measures and information regarding pro forma production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2016 FINANCIAL AND OPERATIONAL RESULTS

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the United States, Canada, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google Play Store.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting standards (GAAP) as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDA, net debt, and cash flow from continuing operations before changes in operating assets and liabilities are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “guidance,” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2015 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this earnings release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2016 FINANCIAL AND OPERATIONAL RESULTS

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Contacts

Investor:	(281) 302-2286	Gary Clark

Media:	(713) 296-7276	Castlen Kennedy

Website:	www.apachecorp.com

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter
	Ended March 31,
	2016	2015
REVENUES AND OTHER:
Oil revenues	$795	$1,280
Gas revenues	223	300
NGL revenues	42	58

Oil and gas production revenues	1,060	1,638
Other	(8)	(8)

	1,052	1,630

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Oil and gas property and equipment
Recurring	552	999
Additional	488	7,220
Other assets	42	83
Asset retirement obligation accretion	38	36
Lease operating expenses	378	481
Gathering and transportation	52	56
Taxes other than income	11	74
General and administrative	93	82
Transaction, reorganization & separation costs	15	54
Financing costs, net	90	69

	1,759	9,154

INCOME (LOSS) BEFORE INCOME TAXES	(707)	(7,524)
Current income tax provision (benefit)	35	(85)
Deferred income tax provision (benefit)	(181)	(2,935)

INCOME (LOSS) FROM CONTINUING OPS INCLUDING NONCONTROLLING INTEREST	(561)	(4,504)
Income (Loss) from discontinued operations, net of tax	—	(132)

INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	(561)	(4,636)
Net income attributable to noncontrolling interest	(72)	15

INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$(489)	$(4,651)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS
Net income (loss) from continuing operations attributable to common shareholders	$(489)	$(4,519)
Net income (loss) from discontinued operations	—	(132)

Net income (loss) attributable to common shareholders	$(489)	$(4,651)

BASIC NET INCOME (LOSS) PER COMMON SHARE:
Basic net income (loss) from continuing operations per share	$(1.29)	$(11.99)
Basic net income (loss) from discontinued operations per share	—	(0.35)

Basic net income (loss) per share	$(1.29)	$(12.34)

DILUTED NET INCOME (LOSS) PER COMMON SHARE:
Diluted net income (loss) from continuing operations per share	$(1.29)	$(11.99)
Diluted net income (loss) from discontinued operations per share	—	(0.35)

Diluted net income (loss) per share	$(1.29)	$(12.34)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	378	377
Diluted	378	377
DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25

APACHE CORPORATION

PRODUCTION INFORMATION

				% Change
	1Q16	4Q15	1Q15	1Q16 to 4Q15	1Q16 to 1Q15
OIL VOLUME - Barrels per day
Permian	93,278	93,728	94,461	0%	-1%
MidContinent /Gulf Coast Region	18,415	21,735	26,293	-15%	-30%
Canada	14,463	15,635	16,875	-7%	-14%

N.A. Onshore	126,156	131,098	137,629	-4%	-8%
Gulf of Mexico	4,166	4,561	5,885	-9%	-29%
Egypt (1)	90,006	59,576	91,971	51%	-2%
North Sea	56,962	58,479	61,699	-3%	-8%

International & GOM (1)	151,134	122,616	159,555	23%	-5%

Total (1)	277,290	253,714	297,184	9%	-7%

TOTAL LIQUIDS - Barrels per day
Permian	130,797	132,346	122,445	-1%	7%
MidContinent /Gulf Coast Region	36,225	41,103	44,982	-12%	-19%
Canada	20,966	22,011	22,728	-5%	-8%

N.A. Onshore	187,988	195,460	190,155	-4%	-1%
Gulf of Mexico	4,537	5,039	6,433	-10%	-29%
Egypt (1)	91,294	60,592	93,002	51%	-2%
North Sea	58,371	59,841	62,585	-2%	-7%

International & GOM (1)	154,202	125,472	162,020	23%	-5%

Total (1)	342,190	320,932	352,175	7%	-3%

NATURAL GAS VOLUME - Mcf per day
Permian	241,461	248,071	216,968	-3%	11%
MidContinent /Gulf Coast Region	154,972	167,553	197,873	-8%	-22%
Canada	266,438	258,869	287,556	3%	-7%

N.A. Onshore	662,871	674,493	702,397	-2%	-6%
Gulf of Mexico	13,328	16,661	20,977	-20%	-36%
Egypt (1)	388,583	271,142	363,989	43%	7%
North Sea	70,795	70,538	50,445	0%	40%

International & GOM (1)	472,706	358,341	435,411	32%	9%

Total (1)	1,135,577	1,032,834	1,137,808	10%	0%

BOE per day
Permian	171,041	173,691	158,606	-2%	8%
MidContinent /Gulf Coast Region	62,053	69,028	77,961	-10%	-20%
Canada	65,372	65,156	70,653	0%	-7%

N.A. Onshore	298,466	307,875	307,220	-3%	-3%
Gulf of Mexico	6,759	7,816	9,930	-14%	-32%
Egypt (1, 2)	156,058	105,782	153,667	48%	2%
North Sea	70,170	71,598	70,993	-2%	-1%

International & GOM (1)	232,987	185,196	234,590	26%	-1%

Total (1)	531,453	493,071	541,810	8%	-2%

Total excluding noncontrolling interests	479,549	458,901	490,561	4%	-2%

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	29,901	19,383	30,671
Gas (Mcf/d)	129,441	86,494	121,408
NGL (b/d)	429	371	343

(2) Egypt Gross Production - BOE per day	353,000	351,705	343,762	0%	3%
Discontinued Operations:
Oil (b/d)	—	—	20,905
Gas (Mcf/d)	—	—	230,691
NGL (b/d)	—	—	—
BOE/d	—	—	59,353

APACHE CORPORATION

PRO FORMA PRODUCTION INFORMATION

Pro forma production excludes certain items that management believes affect the comparability of operating results for the periods presented. Pro forma production excludes production attributable to 1) divested assets, 2) noncontrolling interest in Egypt, and 3) Egypt tax barrels. Management uses pro forma production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

				% Change
	1Q16	4Q15	1Q15	1Q16 to 4Q15	1Q16 to 1Q15
OIL VOLUME - Barrels per day
Permian	93,278	93,728	94,461	0%	-1%
MidContinent /Gulf Coast Region	18,415	21,735	26,267	-15%	-30%
Canada	14,406	15,650	16,817	-8%	-14%

N.A. Onshore	126,099	131,113	137,545	-4%	-8%

Gulf of Mexico	4,166	4,561	5,885	-9%	-29%
Egypt	59,896	60,877	54,558	-2%	10%
North Sea	56,962	58,479	59,818	-3%	-5%

International & GOM	121,024	123,917	120,261	-2%	1%

Total	247,123	255,030	257,806	-3%	-4%

TOTAL LIQUIDS - Barrels per day
Permian	130,797	132,346	122,445	-1%	7%
MidContinent /Gulf Coast Region	36,225	41,103	44,978	-12%	-19%
Canada	20,891	22,020	22,670	-5%	-8%

N.A. Onshore	187,913	195,469	190,093	-4%	-1%

Gulf of Mexico	4,537	5,039	6,433	-10%	-29%
Egypt	60,755	61,810	55,170	-2%	10%
North Sea	58,371	59,841	60,657	-2%	-4%

International & GOM	123,663	126,690	122,260	-2%	1%

Total	311,576	322,159	312,353	-3%	0%

NATURAL GAS VOLUME - Mcf per day
Permian	241,461	248,071	216,968	-3%	11%
MidContinent /Gulf Coast Region	154,972	167,549	199,157	-8%	-22%
Canada	266,254	258,677	285,520	3%	-7%

N.A. Onshore	662,687	674,297	701,645	-2%	-6%

Gulf of Mexico	13,328	16,661	20,977	-20%	-36%
Egypt	255,684	242,070	223,548	6%	14%
North Sea	70,795	70,538	49,325	0%	44%

International & GOM	339,807	329,269	293,850	3%	16%

Total	1,002,494	1,003,566	995,495	0%	1%

BOE per day
Permian	171,041	173,691	158,607	-2%	8%
MidContinent /Gulf Coast Region	62,053	69,027	78,171	-10%	-21%
Canada	65,267	65,133	70,257	0%	-7%

N.A. Onshore	298,361	307,851	307,035	-3%	-3%

Gulf of Mexico	6,759	7,816	9,929	-14%	-32%
Egypt	103,369	102,155	92,428	1%	12%
North Sea	70,170	71,598	68,878	-2%	2%

International & GOM	180,298	181,569	171,235	-1%	5%

Total	478,659	489,420	478,270	-2%	0%

APACHE CORPORATION

PRICE INFORMATION

	1Q16	4Q15	1Q15
AVERAGE OIL PRICE PER BARREL
Permian	$30.10	$39.66	$44.44
MidContinent /Gulf Coast Region	28.65	38.36	45.51
Canada	29.40	37.30	39.76
N.A. Onshore	29.78	39.18	44.07
Gulf of Mexico	29.70	38.64	45.87
Egypt	32.83	35.59	52.29
North Sea	33.50	41.70	49.95
Total	31.51	38.86	47.87
AVERAGE NATURAL GAS PRICE PER MCF
Permian	$1.77	$2.14	$2.44
MidContinent /Gulf Coast Region	1.69	1.99	2.87
Canada	1.69	2.26	2.58
N.A. Onshore	1.69	2.07	2.60
Gulf of Mexico	2.09	2.19	2.92
Egypt	2.62	2.98	2.92
North Sea	4.24	6.13	7.40
Total	2.15	2.66	2.93
AVERAGE NGL PRICE PER BARREL
Permian	$6.70	$10.44	$11.62
MidContinent /Gulf Coast Region	6.37	8.45	9.99
Canada	5.58	3.83	11.09
N.A. Onshore	6.49	9.18	10.98
Gulf of Mexico	8.88	10.94	13.77
Egypt	26.92	32.08	36.29
North Sea	18.13	25.99	24.74
Total	7.16	9.88	11.71
Discontinued Operations:
Oil price ($/Bbl)	$—	$—	$43.17
Gas price ($/Mcf)	—	—	4.19
NGL price ($/Bbl)	—	—	—

APACHE CORPORATION

SUMMARY BALANCE SHEET INFORMATION

(Unaudited)

(In millions)

	March 31,	December 31,
	2016	2015
Cash and Cash Equivalents	$1,004	$1,467
Other Current Assets	2,218	2,285
Property and Equipment, net	13,542	14,119
Other Assets	915	910

Total Assets	$17,679	$18,781

Current Liabilities	$1,598	$1,841
Long-Term Debt	8,718	8,716
Deferred Credits and Other Noncurrent Liabilities	3,809	3,996
Apache Shareholders’ Equity	2,018	2,566
Noncontrolling interest	1,536	1,662

Total Liabilities and Shareholders’ Equity	$17,679	$18,781

Common shares outstanding at end of period	379	378

APACHE CORPORATION

SUMMARY OF COSTS INCURRED AND GTP CAPITAL INVESTMENTS

(Unaudited)

(In millions)

	For the Quarter
	Ended March 31,
	2016	2015
Costs Incurred in Oil and Gas Property:
Acquisitions
Proved	$—	$—
Unproved	19	92
Exploration and Development	490	1,418

	509	1,510
GTP Capital Investments:
GTP Facilities	—	224

Total Costs Incurred and GTP Capital Investments	$509	$1,734

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income attributable to common stock to adjusted earnings

Adjusted earnings and adjusted earnings per share are non-GAAP financial measures. Adjusted earnings generally exclude certain items that management believes affect the comparability of operating results or are not related to Apache’s ongoing operations. Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas companies. Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

	For the Quarter
	Ended March 31,
	2016	2015
Income (Loss) Attributable to Common Stock (GAAP)	$(489)	$(4,651)
Adjustments:
Oil & gas property write-downs, net of tax (1)	271	4,704
Tax adjustments	55	(415)
Transaction, reorganization & separation costs, net of tax	10	35
Contract termination charges, net of tax	1	28
Discontinued operations, net of tax	—	132

Adjusted Earnings (Non-GAAP)	$(152)	$(167)

Net Income (Loss) per Common Share - Diluted (GAAP)	$(1.29)	$(12.34)
Adjustments:
Oil & gas property write-downs, net of tax (1)	0.72	12.48
Tax adjustments	0.15	(1.10)
Transaction, reorganization & separation costs, net of tax	0.02	0.10
Contract termination charges, net of tax	—	0.07
Discontinued operations, net of tax	—	0.35

Adjusted Earnings Per Share - Diluted (Non-GAAP)	$(0.40)	$(0.44)

Total income tax provision (GAAP)	$(146)	$(3,020)
Adjustments:
Tax impact on oil & gas property write-downs	163	2,516
Tax impact on transaction, reorganization & separation costs	5	19
Tax impact on contract termination charges	1	15
Tax adjustments	(55)	415

Adjusted total income tax provision	$(32)	$(55)

Adjusted Effective Tax Rate (Non-GAAP)	12.5%	26.6%

(1)	Excludes Egypt noncontrolling interest impact of $54 million in first quarter 2016.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income (loss) before taxes to adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure. EBITDA is a widely accepted financial indicator of a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. Adjusted EBITDA generally excludes certain items that management believes affect the comparability of operating results or are not related to Apache’s ongoing operations. Management uses adjusted EBITDA to evaluate the company’s operational trends and performance relative to other oil and gas companies.

	For the Quarter
	Ended March 31,
	2016	2015
Income (loss) before income taxes	$(707)	$(7,524)
Adjustments:
Depreciation, depletion and amortization
Oil and gas property and equipment
Recurring	552	999
Additional	488	7,220
Other assets	42	83
Asset retirement obligation accretion	38	36
Impact of write-downs on tax volumes	21	—
Transaction, reorganization & separation costs	15	54
Financing costs, net	90	69
Contract termination charges	2	43

Adjusted EBITDA (Non-GAAP)	$541	$980

Reconciliation of debt to net debt

Net debt is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	March 31,	December 31,	September 30,	June 30,
	2016	2015	2015	2015
Current debt	$1	$1	$—	$—
Long-term debt	8,718	8,716	8,715	9,608

Total debt	8,719	8,717	8,715	9,608
Cash	1,004	1,467	1,655	2,950

Net debt	$7,715	$7,250	$7,060	$6,658

Reconciliation of net cash provided by operating activities to cash flow from continuing operations before changes in operating assets and liabilities

Cash flow from continuing operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flow from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

	For the Quarter
	Ended March 31,
	2016	2015
Net cash provided by operating activities (GAAP)	$276	$650
Less: Discontinued operations	—	(73)

Net cash provided by operating activities excluding discontinued operations	$276	$577
Changes in operating assets and liabilities	159	319

Cash flow from continuing operations before changes in operating assets and liabilities	$435	$896